UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Audience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 26, 2012, Audience, Inc., a Delaware corporation (the “Company”) filed a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) relating to its special meeting of stockholders to be held on Thursday, December 20, 2012, which contains a proposal submitted to the Company’s stockholders to approve an amendment to the Company’s Amended and Restated 2011 Equity Incentive Plan to implement a one-time stock option exchange program for the Company’s employees and executive officers (the “Exchange Program”).

The attached email was sent by Craig H. Factor, the Company’s Vice President, General Counsel and Secretary, to employees of the Company on November 30, 2012 in connection with the proposed Exchange Program.

The attached email and the proxy statement do not constitute an offer to holders of eligible stock options to exchange such options. The Exchange Program described in the proxy statement has not commenced and will not commence unless stockholder approval is obtained at the Company’s special meeting of stockholders. Even if such stockholder approval is obtained, the Company may still decide not to implement the Exchange Program. The Company will file a Tender Offer Statement on Schedule TO with the SEC upon the commencement of the Exchange Program. Persons who may be eligible to participate in the Exchange Program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available. The Tender Offer Statement on Schedule TO will contain important information about the Exchange Program. The written materials described above, when filed with the SEC, and other documents filed with the SEC, may be obtained free of charge from the SEC’s website at www.sec.gov. In addition, persons eligible to participate in the Exchange Program may obtain free copies of documents filed with the SEC by contacting Vice President of Human Resources, Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043 or through the Company’s website at http://investor.audience.com/sec.cfm.

Email to Employees

From: Craig H. Factor

To: All Audience, Inc. Employees

Sent: Friday, November 30, 2012

Subject: Proxy Statement Filing

Dear Audience Colleagues,

As you may be aware, earlier this week Audience filed materials with the SEC (a “Proxy Statement”) to call a special meeting of the Company’s stockholders on December 20, 2012. The purpose of the special meeting is to request stockholder approval of a proposed offer by Audience to exchange options priced above a certain threshold (an “Exchange Program”).

The Proxy Statement contains limited information about the proposed Exchange Program, which information is not intended to be an offer. It is available on the Audience website at http://investor.audience.com/sec.cfm and on the SEC website at www.sec.gov. In addition, if you are an Audience stockholder, a copy of the Proxy Statement will be sent to you.

Under SEC Rules, there are strict limitations on Audience’s communications regarding the Proxy Statement and the Exchange Program. Audience must file communications regarding these matters (including this email) with the SEC. If Audience’s stockholders approve the proposal at the special meeting, Audience will need to file additional materials with the SEC, including a Tender Offer Statement. Once these materials have been filed, Audience will be able to provide additional information regarding the Exchange Program.

Best wishes,

Craig

This email and the proxy statement do not constitute an offer to holders of eligible stock options to exchange such options. The Exchange Program described in the proxy statement has not commenced and will not commence unless stockholder approval is obtained at the Company’s special meeting of stockholders. Even if such stockholder approval is obtained, the Company may still decide not to implement the Exchange Program. The Company will file a Tender Offer Statement on Schedule TO with the SEC upon the commencement of the Exchange Program. Persons who may be eligible to participate in the Exchange Program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available. The Tender Offer Statement on Schedule TO will contain important information about the Exchange Program. The written materials described above, when filed with the SEC, and other documents filed with the SEC, may be obtained free of charge from the SEC’s website at www.sec.gov. In addition, persons eligible to participate in the Exchange Program may obtain free copies of documents filed with the SEC by contacting Vice President of Human Resources, Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043 or through the Company’s website at http://investor.audience.com/sec.cfm.